Registration No. 333-_______

As filed with the Securities and Exchange Commission on December 30, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RADNET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1510 Cotner Avenue Los Angeles, California, 90025	13-3326724 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Howard G. Berger, M.D.

President and Chief Executive Officer

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, California 90025

(310) 478-7808

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies To:

Linda Giunta Michaelson, Esq.

Sheppard, Mullin, Richter & Hampton llp

1901 Avenue of the Stars, Suite 1600

Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by RadNet, Inc.:
Common Stock, par value $.0001 per share (2)(3)
Preferred Stock, par value $.0001 per share (2)(3)
Debt Securities (2)(3)
Warrants (2)(3)
Subscription Rights (2)(3)
Units (2)(3)
Total for Primary Offering (2)(3)(4)			$200,000,000.00	$23,240.00
Secondary Offering by Selling Stockholders:
Common Stock, par value $.0001 per share (5)	3,000,000	$8.785	$26,355,000.00	$3,062.45
Total			$226,355,000.00	$26,302.45

(1)	With respect to the primary offering, there are being registered hereunder such indeterminate number or amount of common stock, preferred stock, debt securities, warrants, subscription rights and units, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Pursuant to Rule 457(i) of the Securities Act of 1933, as amended, which we refer to herein as the Securities Act, the securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. With respect to the secondary offering, there are being registered hereunder 3,000,000 shares of common stock that the selling stockholders may sell from time to time. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act and pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act.

(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, subscription rights and units.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock of the registrant as reported on the NASDAQ Global Market on December 22, 2014.

The address of the principal executive offices of each of the additional registrants listed above is 1510 Cotner Avenue, Los Angeles, California 90025. Their telephone number at that address is (310) 478-7808.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The registrant and the selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 30, 2014

RadNet, Inc.

$200,000,000
COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

and

3,000,000 Shares of Common Stock

Offered by the Selling Stockholders

We may from time to time offer and sell any of the securities described in this prospectus, either individually or in combination, for total gross proceeds of up to $200,000,000. We may also offer and sell common stock, preferred stock, debt securities, warrants, subscription rights or units described in this prospectus, either separately or together with other securities described in this prospectus. In addition, the selling stockholders identified in this prospectus, or any of their transferees, donees, pledgees or other successors, may offer and sell from time to time up to 3,000,000 shares of common stock.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms related to such sales in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of these securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts.

The selling stockholders, or any of their respective transferees, donees, pledgees or other successors, may offer and sell the common stock from time to time directly or through underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of common stock by the selling stockholders.

Our common stock is currently quoted on the NASDAQ Global Market, under the symbol “RDNT.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. On December 29, 2014, the last reported sales price per share of our common stock on the NASDAQ Global Market was $9.19.

An investment in our securities involves a high degree of risk. See the heading “Risk Factors” commencing on page 3 of this prospectus for a discussion of these risks and in the sections entitled “Risk Factors” in our most recent annual report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $200,000,000. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

In addition, the selling stockholders may use this shelf registration statement to sell up to an aggregate of 3,000,000 shares of our common stock from time to time. We will not receive any proceeds from the sale of the shares by the selling stockholders. The selling stockholders may deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution” or described in any accompanying prospectus supplement. As used herein, the term “selling stockholders” includes the selling stockholders and any of their transferees, donees, pledgees or other successors.

You should read both this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering together with additional information described under the heading “Where You Can Find More Information”, “Cautionary Note Regarding Forward-Looking Statements” and “Information Incorporated by Reference” below before investing in any of the securities being offered. The information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated, “our company,” “we,” “us,” “RadNet,” or “our” refer to RadNet, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Business

We are the leading national provider of freestanding, fixed-site outpatient diagnostic imaging services in the United States based on number of locations and annual imaging revenue. At September 30, 2014, we operated directly or indirectly through joint ventures, 263 centers located in California, Maryland, Florida, Delaware, New Jersey, Rhode Island and New York. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often reducing the cost and amount of care for patients. Our services include magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, mammography, ultrasound, diagnostic radiology (X-ray), fluoroscopy and other related procedures. The vast majority of our centers offer multi-modality imaging services, a key point of differentiation from our competitors. Our multi-modality strategy diversifies revenue streams, reduces exposure to reimbursement changes and provides patients and referring physicians one location to serve the needs of multiple procedures.

In addition to our imaging services, one of our subsidiaries, eRAD, Inc., develops and sells computerized systems for the imaging industry, including Picture Archiving Communications Systems (“PACS”) and Radiology Information Systems (“RIS”). Another one of our subsidiaries, Imaging On Call LLC, provides teleradiology services for remote interpretation of images on behalf of radiology groups, hospitals and imaging center customers. Teleradiology is the process of taking radiological patient images, such as X-rays, CTs, and MRIs, from one location to another for the purposes of interpretation and/or consultation. Teleradiology allows radiologists to provide services without actually having to be at the location of the patient and allows trained specialists to be available 24/7. In addition to providing alternative revenue sources for us, the capabilities of both eRAD and Imaging On Call can make the RadNet imaging center operations more efficient and cost effective.

Principal Executive Office

Our executive offices are located at 1510 Cotner Avenue, Los Angeles, California 90025 and our telephone number at that address is (310) 478-7808. Our corporate website is www.radnet.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

The Offering

We may offer and sell, from time to time, up to $200,000,000 of our common stock, preferred stock, debt securities, warrants, subscription rights or units, in one or more offerings and in any combination thereof. In addition, the selling stockholders may sell up to 3,000,000 shares of our common stock. This prospectus provides you with a general description of the securities we may offer and the selling stockholders may offer. Except in the case of certain offers and sales by the selling stockholders in circumstances described under “Plan of Distribution,” this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. We will not receive any proceeds from the sale of common stock by the selling stockholders.

Listing

Our common stock is currently quoted on the NASDAQ Global Market, under the symbol “RDNT”.

RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any current report on Form 8-K we may file. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our securities may decline due to any of these or other risks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements reflect current views about future events and are based on our currently available financial, economic and competitive data and on current business plans. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors.

Statements in this prospectus and the documents incorporated by reference in this prospectus concerning our ability to successfully acquire and integrate new operations, to grow our contract management business, our financial guidance, our future cost saving efforts, our increased business from new equipment or operations and our ability to finance our operations are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Before deciding to purchase our securities, you should carefully consider such risks, including those factors listed in “Risk Factors” set forth herein and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and in other reports that we file with the SEC.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus unless required by applicable law.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereunder, if any, for general corporate purposes, which may include working capital, capital expenditures, acquisitions and refinancing or repayment of indebtedness, including the indebtedness under our senior secured credit facilities. While we do not have any plans, arrangements or commitments for any specific acquisitions or investments at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions.

When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

We will not receive any proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus. We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock to be sold by the selling stockholders and referenced in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented:

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	2013	2012	2011	2010	2009	2014
Ratio of earnings to fixed charges (1)(2)	1.13	1.07	1.13	–	–	–
Additional earnings required to have a one-to-one ratio of earnings to fixed charges	$–	$–	$–	$9,422	$2,521	$885

(1) For purposes of computing the ratio of earnings to fixed charges, earnings is computed without reduction for net income attributable to noncontrolling interests and fixed charges includes 14% of operating lease costs, which approximates the portion that relates to the interest portion based on our estimated incremental borrowing rate.

(2) We do not calculate a ratio of earnings to combined fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding. If we offer shares of preferred stock under this prospectus we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the particular prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our current certificate of incorporation, as amended to date, or our bylaws, which have been filed with the SEC and are incorporated herein by reference. The terms of these securities may also be affected by the Delaware General Corporation Law. The summary below and any update which may be contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation, as amended to date, and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

We are authorized to issue 200,000,000 shares of common stock having a par value of $.0001 per share and 30,000,000 shares of preferred stock having a par value of $.0001 per share. As of November 5, 2014, we had 42,710,676 shares of common stock outstanding and no shares of preferred stock outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors. Our certificate of incorporation does not provide for any preemptive rights. Our common stock is not subject to conversion or redemption. Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to vote their shares or how they will receive payments of dividends or liquidation proceeds.

Transfer Agent and Registrar

American Stock Transfer and Trust Company has been appointed as the transfer agent and registrar for our common stock.

Preferred Stock

Subject to the limitations imposed by law and the rules of the NASDAQ Stock Market, our board of directors is authorized to designate and issue up to 30,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of preferred stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). Any or all of these rights may be superior to the rights of the common stock.

Subject to the limitations imposed by law and the rules of the NASDAQ Stock Market, our board of directors may designate and issue preferred stock with terms that could delay or prevent a change in control of our company or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock if we liquidate or dissolve, and restrict or limit amounts which we may pay as dividends to holders of our common stock or use to repurchase or otherwise acquire shares of our common stock.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares of preferred stock we are offering;

•	the initial public offering price at which the shares of preferred stock will be sold;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase, or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company’s affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

The following provisions of Delaware law and our certificate of incorporation and bylaws may affect the control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL, generally prohibits any Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to that date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding (for purposes of calculating the total voting stock outstanding) shares held by inside directors or employee stock plans which do not grant the right to tender shares confidentially; or

•	on or following that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 generally defines a “business combination” to include:

•	any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with either the interested stockholder or any other person or entity if the transaction is caused by the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of the assets of the corporation or any direct or indirect majority-owned subsidiary involving the interested stockholder if the value of the assets exceeds 10% or more of the market value of the corporation’s consolidated assets or outstanding stock;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or the subsidiary to the interested stockholder;

•	any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

Section 203 of the Delaware General Corporation Law could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Certificate of Incorporation and Bylaw Provisions.

Some provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in its, his or her best interest. The existence of these provisions might reduce the price that investors would be willing to pay in the future for shares of our common stock or other securities. These provisions include:

•	Special stockholder meetings. Only a majority of the members of our board of directors, or a duly authorized committee thereof, may call a special meeting of stockholders, provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate of designations filed under Section 151(g) of the DGCL (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

•	Authorized but unissued shares. Our board of directors may designate and issue authorized but unissued shares of preferred stock (as well as issue shares of authorized but unissued common stock) without stockholder approval, subject to certain limitations imposed by the NASDAQ Stock Market. These additional shares may be utilized in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, including by implementation of a stockholder rights plan, or may be issued to investors who would support our board of directors in opposing an unsolicited takeover bid.

•	Number of directors. Our board of directors has the authority to increase the number of directors as stated in our bylaws, and may fill the vacancies created by such action without stockholder approval.

•	Transfer restrictions. Our certificate of incorporation contains provisions generally restricting any direct or indirect transfer of shares of our capital stock where the transferee(s), individually or collectively, is or would become a “5-percent shareholder,” as such term is defined in the U.S. Internal Revenue Service Treasury Regulation ss. 1.382-2T(g) (referred to herein as the Treasury Regulation), or would increase the ownership percentage of an existing 5-percent shareholder. Such transfer restrictions are intended to preserve certain of our tax assets and any attempted transfer of our capital stock to a 5-percent shareholder in violation of the provisions of our certificate of incorporation will be void ab initio. Under the Treasury Regulation, 5-percent shareholder generally means an individual or group that owns five percent or more of the applicable company, however, the Treasury Regulation is complex and you are encouraged to consult with your tax advisors to determine whether or not you are a 5-percent shareholder for purposes of the Treasury Regulation.

Indemnification Provisions

Delaware Law, Certificate of Incorporation, and Bylaws

The following provisions of Delaware law and our certificate of incorporation and bylaws govern the indemnification of our directors and officers.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation, or other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person we refer to as an indemnitee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was serving the corporation or another entity at the direction of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

Article Ninth of our certificate of incorporation provides that a director is not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. It further obligates us, with respect to our officers and directors, and permits us, with respect to our employees and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of RadNet, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of RadNet, or is or was serving at the request of RadNet as a director or officer, or employee or agent, as the case may be, of another corporation or entity. We may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and our certificate of incorporation. To the fullest extent permitted by the DGCL, the indemnification provided in the certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, we may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

Except as described in this paragraph, Article VII of our bylaws contains provisions substantially similar to Article Ninth of our certificate of incorporation. In addition, our bylaws obligate us to indemnify each of our officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith. Our bylaws obligate us to advance expenses to our officers and directors, and require an undertaking to repay expenses under the specified conditions if required by applicable law.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. RadNet pays the premiums for this insurance.

RadNet has also entered into separate indemnification agreements with its officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an officer or director of RadNet, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities (any of which may be convertible or not convertible). We use the term debt securities in this prospectus to refer to both senior debt securities and subordinated debt securities. No debt securities will be secured by any of our property or assets or the property or assets of any of our subsidiaries. No debt securities will be guaranteed by any of our subsidiaries or any other person or entity. Thus, by owning a debt security, you will be an unsecured creditor of RadNet.

The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. We use the term indentures in this prospectus to refer to both the senior debt indenture and the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities. The indentures and the debt securities will be governed by New York law, unless otherwise indicated in the prospectus supplement applicable to a series of debt securities.

We have summarized some of the material provisions of the indentures on the following pages. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures, including definitions of various terms contained in the indentures. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part, and are incorporated herein by reference. We encourage you to read the full text of the indentures, which you can obtain as described under the heading “Where You Can Find More Information” elsewhere in this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

RadNet is a holding company and a legal entity separate and distinct from its subsidiaries, through which RadNet conducts its operations and which generate all of RadNet’s operating income and cash flow. As a result, RadNet’s only source of funds to meet its obligations to make payments under any debt securities as well as its other payment obligations is distributions or advances from RadNet’s subsidiaries. Contractual provisions, laws or regulations may limit the ability of RadNet to obtain the necessary funds from its subsidiaries to satisfy its obligations. RadNet’s rights to participate in the distribution of assets of its subsidiaries are effectively subordinate to the claims of creditors, including trade creditors, of those subsidiaries, except to the extent that RadNet itself may be a creditor of a particular subsidiary with recognized claims. Accordingly, except to the extent that RadNet itself may be a creditor of a subsidiary with recognized claims, RadNet’s obligations under its debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries.

The Indentures

The senior debt securities and the subordinated debt securities are each governed by an agreement called an indenture – the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indenture. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

At or prior to the time of offering of any series of debt securities, we will appoint a trustee under the applicable indenture. We will identify the trustee in the prospectus supplement offering any series of debt securities.

The trustee under each indenture has two principal roles:

•	The trustee can enforce the rights of the holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of the holders, described below under the heading “– Events of Default.”

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Terms

We may issue as many distinct series of debt securities under either debt indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of any series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or free writing prospectus, which contains the precise terms of debt securities you may be offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular date;

•	the stated maturity;

•	the specified currency, currencies or currency, units for principal and interest, if not U.S. dollars;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the debt securities may be converted into or exchanged for our common stock, preferred stock or other securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange rate and the circumstance or manner in which the amount of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or preferred stock or such other securities;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the applicability of any provisions described under the heading “– Defeasance and Covenant Defeasance” below;

•	any event of default under the series of debt securities if different from those described under the heading “– Event of Default” below;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than depository or the nominee;

•	if the debt securities are guaranteed, the identity of the subsidiary guarantors providing the guarantees and a description of the terms of the guarantees; and

•	any other terms of the debt securities, which could be different from or in addition to those described in this prospectus.

Form, Exchange and Transfer

Unless we indicate otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of the holders and transferring debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

If a debt security is issued as a registered global debt security, only the depositary – such as DTC, Euroclear and Clearstream, each as defined in the section “Legal Ownership of Securities” below – will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures in the section “Legal Ownership of Securities” below.

We will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to an exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, or exchangeable into or for a different kind of security, the terms governing that type of conversion or exchange will be described in the prospectus supplement.

Payment and Paying Agents

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as will be specified in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at the stated maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary.

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global security.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent against surrender of the debt security.

All payments will be made in U.S. Dollars unless the prospectus supplement provides otherwise. If payments are to be made in currency other than U.S. Dollars, such payments for debt security in non-global, registered form will be made by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. If we are obligated to make a payment in a specified currency other than U.S. Dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control we will be entitled to satisfy our obligation to make the payment by making the payment in U.S. Dollars, on the basis of the exchange rate determined by the designated exchange agent, in its discretion.

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, the appointed trustee will act as the paying agent.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Mergers and Similar Transactions

Under the terms of the applicable indenture, we will generally be permitted to merge or consolidate with another entity. We will also generally be permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all of the following conditions are met:

•	If the successor entity in the transaction is not us, the successor entity must be a corporation, partnership, limited liability company or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

•	Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded.

•	We have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merger or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets.

Defeasance and Covenant Defeasance

Any series of issued debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. Under those provisions, the debt securities of any series may authorize us to elect to:

•	defease and to discharge us from any and all obligations with respect to those debt securities, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the applicable indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or

•	to be released from our obligations with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event default, which we refer to as a covenant defeasance.

To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series.

As a condition to defeasance or covenant defeasance, we must deliver to the applicable indenture trustee an officers certificate and an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments.

Modification and Waiver of the Debt Securities

We may change or modify either of the indentures without the consent of the holders of the debt securities so long as such changes are limited to clarifications and/or changes that would not adversely affect the debt securities of that series in any material respect. We may also make changes that may affect the debt securities that have yet to be issued under the applicable indentures without the approval of any holders.

If the proposed change shall affect the debt securities of a particular series then we must obtain approval of the holders of a majority in principal amount of the debt securities of that series. If the proposed change will affect the debt securities of more than one series of debt securities issued under the applicable indenture then we must obtain approval of the holders of a majority in principal amount of each series affected by the change.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the approval of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

In each case, the required approval must be given by written consent.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change or modify either indenture or the debt securities or request a waiver.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us) on all of our indebtedness (including indebtedness of others guaranteed by us), other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (iii) obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party, including amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subsordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in clause (a); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Events of Default

Unless the applicable prospectus supplement provides otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	failure to pay interest on any debt security of that series within 30 days after its due date;

•	failure to pay the principal of or any premium on any debt security of that series on the due date;

•	failure to deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

•	we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least a majority in principal amount of the relevant series of debt securities; or

•	the occurrence of specified bankruptcy, insolvency or reorganization events.

An event of default for one series of debt securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders’ interests.

If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and the issuer cures the event of default in the manner specified in the applicable indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment.

The indentures provide that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will provide the trustee every year with a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

The Trustee

If we offer a series of debt securities, we will identify the banking or financial institution which will act as trustee under the applicable indenture in the prospectus supplement for that offering. If a single banking or financial institution acts as trustee with respect to both the indentures, and a default occurs with respect to any series of debt securities, the banking or financial institution would generally be required to resign as trustee under one of the indentures within 90 days of the default, unless the default were cured, duly waived or otherwise eliminated.

Governing Law

New York law will govern the indentures and the debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with shares of common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•	pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•	issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction. As of September 30, 2014, we had no issued and outstanding warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, warrants, or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payment and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consents, if ever required;

•	whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible sale from time to time of up to 3,000,000 shares of our common stock by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders.” The selling stockholders originally acquired the shares of our common stock included in this prospectus in connection with the sale of their company to us or pursuant to the exercise of options, or as a grant of stock under our equity incentive plan.

Information about the selling stockholders will be set forth in an applicable prospectus supplement. The selling stockholders may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement. Some of the selling stockholders are affiliates of ours.

An applicable prospectus supplement will set forth the name of each selling stockholder, the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with us or any of our affiliates, if any, the amount of our common stock owned by each selling stockholder prior to the offering, the amount of our common stock which may be offered for each selling stockholder's account, and the amount and (if one percent or more) the percentage of our common stock to be owned by each selling stockholder after completion of the offering.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares of our common stock which may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders (or any of their pledgees, donees, trustees, assignees and successors-in-interest) may sell our securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

If we or the selling stockholders use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we or such selling stockholders, as applicable, will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the common stock covered by this prospectus. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we may be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We also may be required to file the agreement between the selling stockholder and the broker-dealer as an exhibit to the registration statement. Except as indicated in the applicable prospectus supplement, the selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.

Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or such selling stockholders, as applicable, or affiliates of ours or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or such selling stockholders for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters with respect to the primary offering contemplated hereby have been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California. Certain legal matters with respect to the secondary offering contemplated hereby have been passed upon for us by the Company’s General Counsel, Jeffrey Linden. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RadNet, Inc. and subsidiaries appearing in RadNet Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of RadNet Inc.'s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of certain RadNet, Inc. affiliates including Franklin Imaging Joint Venture, Carroll County Radiology, LLC, MRI at St. Joseph Medical Center, LLC, and Greater Baltimore Diagnostic Imaging Partnership appearing in Amendment No. 1 to RadNet Inc.'s Annual Report (Form 10-K/A) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33307):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, Amendment No. 1 on Form 10-K/A for the year ended December 31, 2013, filed with the SEC on March 31, 2014 and Amendment No. 2 on Form 10-K/A for the year ended December 31, 2013, filed with the SEC on April 30, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed with the SEC on May 12, 2014, August 11, 2014, and November 10, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2014, March 6, 2014, March 10, 2014, March 25, 2014, March 31, 2014, April 4, 2014, April 28, 2014, May 12, 2014, July 11, 2014, August 11, 2014 and November 7, 2014 (but excluding the portions of such reports expressly noted as being furnished and not filed);

•	the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on February 13, 2007 (as amended on February 14, 2007), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you (and any beneficial owner), on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, CA 90025

Attn: Executive Vice President and General Counsel

(310) 478-7808

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement.

Item	Amount
Securities and Exchange Commission registration fee	$26,302.45
FINRA filing fee	*
Trustee fees and expenses	*
Rating agency fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Printing and EDGAR filing fees and expenses	*
Miscellaneous	*
Total	*

* These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock to be sold by the selling stockholders and referenced in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares of our common stock.

Item 15. Indemnification of Directors and Officers.

Delaware Law, Certificate of Incorporation, and Bylaws

The following provisions of Delaware law and registrant’s certificate of incorporation and bylaws govern the indemnification of registrant’s directors and officers.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation, or other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person referred to as an indemnitee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was serving the corporation or another entity at the direction of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

Article Ninth of the registrant’s certificate of incorporation provides that a director is not liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. It further obligates the registrant, with respect to its officers and directors, and permits the registrant, with respect to its employee and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of the registrant, or is or was serving at the request of the registrant as a director or officer, or employee or agent, as the case may be, of another corporation or entity. The registrant may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and the registrant’s certificate of incorporation. To the fullest extent permitted by the DGCL, the indemnification provided in the certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, the registrant may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

Except as described in this paragraph, Article VII of the registrant’s bylaws contains provisions substantially similar to Article Ninth of the registrant’s certificate of incorporation. In addition, the registrant’s bylaws obligate the registrant to indemnify each of its officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith. The registrant’s bylaws obligate the registrant to advance expenses to its officers and directors, and require an undertaking to repay expenses under the specified conditions if required by applicable law.

General

The registrant also maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for this insurance.

The registrant has also entered into separate indemnification agreements with its officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an officer or director of the registrant, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at the registrant’s request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

Item 16. Exhibits.

See Index of Exhibits immediately following the signature page of this registration statement.

Item 17. Undertakings.

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d.	If and when applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

e.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

f.	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

g.	If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 30, 2014.

RADNET, INC., a Delaware corporation

By:	/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Howard G. Berger, M.D. and Mark D. Stolper, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ Howard G. Berger, M.D.	Director, Chief Executive Officer and	December 30, 2014
Howard G. Berger, M.D.	President (Principal Executive Officer)

/s/ Marvin S. Cadwell
Marvin S. Cadwell	Director	December 30, 2014

/s/ John V. Crues, III, M.D.
John V. Crues, III, M.D.	Director	December 30, 2014

/s/ Norman R. Hames
Norman R. Hames	Director	December 30, 2014

/s/ David L. Swartz
David L. Swartz	Director	December 30, 2014

Signature	Title	Date

/s/ Lawrence L. Levitt
Lawrence L. Levitt	Director	December 30, 2014

/s/ Michael L. Sherman, M.D.
Michael L. Sherman, M.D.	Director	December 30, 2014

/s/ Mark D. Stolper	Chief Financial Officer (Principal
Mark D. Stolper	Financial Officer and Principal	December 30, 2014
Accounting Officer)

INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Filed Herewith	Incorporated by Reference to
1.1	Form of Underwriting Agreement (Equity)		*
1.2	Form of Underwriting Agreement (Debt Securities)		*
3.1	Certificate of Incorporation dated June 19, 2008		Exhibit 3.1 to Current Report on Form 8-K, filed on September 4, 2008
3.2	Certificate of Amendment to Certificate of Incorporation dated September 2, 2008		Exhibit 3.2 to Current Report on Form 8-K, filed on September 4, 2008
3.3	Bylaws		Exhibit 3.3 to Current Report on Form 8-K, filed on September 4, 2008
4.1	Form of Common Stock Certificate		Exhibit 4.1 to Annual Report on Form 10-K for the fiscal year ended October 31, 2006, filed on February 7, 2007
4.2	Form of Senior Debt Indenture	×
4.3	Form of Senior Debt Security		*
4.4	Form of Subordinated Debt Indenture	×
4.5	Form of Subordinated Debt Security		*
4.6	Form of Capital Stock Warrant Agreement		*
4.7	Form of Capital Stock Warrant Certificate		*
4.8	Form of Debt Securities Warrant Agreement		*
4.9	Form of Debt Securities Warrant Certificate		*
4.10	Form of Subscription Right		*
4.11	Form of Unit Agreement		*
4.12	Form of Unit Certificate		*
5.1	Legal Opinion of Sheppard, Mullin, Richter & Hampton LLP	×
5.2	Legal Opinion of Jeffrey L. Linden, Esquire	×
12.1	Computation of Ratios of Earnings to Fixed Charges	×
23.1	Consent of Independent Registered Public Accounting Firm	×
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)	×
23.3	Consent of Jeffrey L. Linden, Esquire (included in Exhibit 5.2)	×
24.1	Power of Attorney (included on signature page)	×
25.1	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Senior Indenture		**
25.2	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Subordinated Indenture		**

*     To be filed by amendment hereto or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, if applicable.

**   To be filed with the SEC on Form T-1 within two business days following the offering or sale of the debt securities represented thereby, pursuant to Rule 5b-3 promulgated under the Trust Indenture Act of 1939, if applicable.